UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2008 (May 1, 2008)

GoAmerica, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29359 (Commission File Number)	22-3693371 (I.R.S. Employer Identification No.)

433 Hackensack Avenue
Hackensack, NJ 07601
(Address of principal executive offices) (Zip code)

(201) 996-1717
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry Into a Material Definitive Agreement.

First Amendment and Waiver to Credit Agreements

        In connection with our acquisition of Verizon’s TRS division and Hands On Video Relay Services, Inc. on January 10, 2008, we entered intothe following:(i) the Credit Agreement by and among GoAmerica, as borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent, and Ableco Finance LLC, as collateral agent (the “Churchill Credit Agreement”), and (ii) the Second Lien Credit Agreementby andamong GoAmerica, as borrower, the lenders from time to time party thereto, and Clearlake Capital Group, L.P., as administrative agent (the “Second Lien Agreement”). The lenders required us to agree in the loan agreements, among other things, that within 90 days after the closings, we would amend our certificate of incorporation to change the earliest date on which our Series A Preferred Stock is subject to redemption by the holder to a date that is at least one year after the Scheduled Term Loan Maturity Date (the “COI Amendment”).

        On May 2, 2008, the parties to the Churchill Agreement entered into a First Amendment and Waiver to Credit Agreement, which extended the 90-day deadline for the completion of the COI Amendment to 180 days and waived any Event of Default resulting from GoAmerica’s failure to timely complete the COI Amendment.

        On May 1, 2008, the parties to the Second Lien Agreement entered into a First Amendment and Waiver to Credit Agreement which extended the 90-day deadline for the completion of the COI Amendment to 180 days and waived any Event of Default resulting from GoAmerica’s failure to timely complete the COI Amendment.

        The 180-day period is intended to allow us to solicit and obtain the necessary stockholder consents for the COI Amendment at our annual stockholder meeting in June, in lieu of holding a separate, prior stockholder meeting to solicit and obtain such consent.

Item 8.01. Other Matters.

        On May 7, 2008, GoAmerica issued a press release announcing that its Board of Directors has called for the annual stockholder meeting to be held on June 25, 2008, at such time and place to be determined by the officers of the Company, and has set the record date for the determination of stockholders entitled to receive a notice of the annual meeting and to vote at the meeting to be the close of business on May 23, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment and Waiver to Credit Agreement dated as of May 2, 2008 by and among GoAmerica, as borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent, and Ableco Finance LLC, as collateral agent.

10.2	First Amendment and Waiver to Second Lien Credit Agreement dated as of May 1, 2008 by andamong GoAmerica, as borrower, the lenders from time to time party thereto, and Clearlake Capital Group, L.P., as administrative agent.

99.1	Press release dated May 7, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoAmerica, Inc. (Registrant)

By:	/s/ Donald G. Barnhart Donald G. Barnhart Senior Vice President
Name: Title:

Date: May 7, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment and Waiver to Credit Agreement dated as of May 2, 2008 by and among GoAmerica, as borrower, the lenders from time to time party thereto, the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent, and Ableco Finance LLC, as collateral agent.

10.2	First Amendment and Waiver to Second Lien Credit Agreement dated as of May 1, 2008 by andamong GoAmerica, as borrower, the lenders from time to time party thereto, and Clearlake Capital Group, L.P., as administrative agent.

99.1	Press release dated May 7, 2008.